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                                                                     EXHIBIT 5.1

[REED SMITH LETTERHEAD]



                                  May 30, 2003



Crown American Realty Trust
Pasquerilla Plaza
Johnstown, Pennsylvania  15901

Ladies and Gentlemen:

        We have acted as counsel to Crown American Realty Trust (the "Company") in connection with the Registration Statement (the "Registration Statement") relating to up to 2,000 Common Shares, par value $.01 per share, of the Company (the "Common Shares") which may be issued or delivered to eligible trustees of the Company under the Company's 1993 Trustees' Option Plan (the "Plan"). In rendering our opinion below, we have assumed that any Common Shares which have been reacquired and are then delivered under the Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

        In connection with this opinion, we have examined, among other things:

                (1) the Second Amended and Restated Declaration of Trust of the Company, as amended to date;

                (2) the Bylaws of the Company;

                (3) resolutions adopted by the Board of Trustees of the Company on May 16, 2003 approving the filing of the Registration Statement; and

                (4) the Plan, as currently in effect.

        Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion the 2,000 Common Shares being registered and which may be issued or delivered by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance in accordance with the provisions of the Plan such shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".

                                               Very truly yours,



                                               /s/ Reed Smith LLP

                                               REED SMITH LLP



DLD:JGA:clj



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